UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2019

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ANSYS INC

(Exact name of registrant as specified in its charter)

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Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive
Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (844) 462-6797

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

(a)	On August 5, 2019, the Registrant announced its financial results for its second quarter ended June 30, 2019. The Registrant also posted a copy of its prepared remarks about the completed quarter on the Investor Relations portion of its website. Copies of the press release and prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

(b)	On August 5, 2019, the Registrant posted on its website https://investors.ansys.com/ an investor presentation titled “Q2 2019 Investor Presentation”, that will be complementary to the press release described above, as part of its earnings conference call to be held on August 6, 2019 at 8:30 a.m. Eastern Time. To participate in the conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & International). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (International) and entering the passcode 10133395. The archived webcast can be accessed, along with other financial information, on the Registrant's website at https://investors.ansys.com/news-and-events/events-calendar.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.       Press release dated August 5, 2019

Exhibit 99.2.       Prepared remarks dated August 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.
(Registrant)

August 5, 2019	/s/ Ajei S. Gopal
(Date)	Ajei S. Gopal
President and Chief Executive Officer

Exhibit Index
99.1	Press release dated August 5, 2019
99.2	Prepared Remarks dated August 5, 2019